UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2013

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	000-28402	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2013, Aradigm Corporation, a California corporation (the “Company”) issued and sold a total of 333,968,104 shares of its Common Stock (the “Common Stock”) to Grifols, S.A. (“Grifols”) and certain other investors (the “Investors”) for a purchase price of $0.124 per share (the “Company Stock Sale”) pursuant to the terms of a previously publicly announced Stock Purchase Agreement, dated May 20, 2013. In connection and concurrently with the closing of the Company Stock Sale, the Company entered into a License Agreement and an Option Agreement with an affiliate of Grifols, into a Governance Agreement and Registration Rights Agreement with Grifols, and into a Registration Rights Agreement with the Investors, all in forms previously described in and filed with a Form 8-K filed by the Company on May 24, 2013 (the “Transactions”).

On August 28, 2013, the Company issued a press release announcing the closing of the Transactions. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The Common Stock sold in the Company Stock Sale was sold to Grifols and the Investors without registration under the Securities Act, or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

On August 27, 2013, Frank H. Barker resigned, effective immediately, as a member of the board of directors (the “Board”) of the Company. Mr. Barker did not have any disagreements with the Company.

Effective August 27, 2013 and in connection with the Company Stock Sale, Lafmin Morgan and David Bell were elected by the Board to serve as directors of the Company. Mssrs. Morgan and Bell were nominated to the Board by Grifols pursuant to its rights to designate two directors for consideration for election to the Board in accordance with the Governance Agreement. The Company has not yet determined on which, if any, committees of the Board Mssrs. Morgan and Bell will serve.

Mr. Bell serves as General Counsel and Vice President of Corporate Operations and Development of Grifols, Inc. and Corporate Vice President of Grifols. He joined Grifols when it entered the U.S. market in 2003. Prior to joining Grifols, Mr. Bell was general counsel to Alpha Therapeutic Corporation following a 23-year career as a corporate litigator.

Mr. Morgan serves as President of Global Marketing of Grifols, Inc. and Corporate Vice President of Grifols. Previously, he served as Vice President of U.S. Product Management of Talecris Biotherapeutics Holdings Corp, a wholly owned indirect subsidiary of Grifols (“Talecris”). Mr. Morgan joined Talecris from GlaxoSmithKline, where he served for more than twenty years in finance, sales, commercial strategy and marketing roles across multiple therapeutic areas.

Mssrs. Bell and Morgan will be eligible to receive the standard compensation paid to non-employee directors as described in the Company’s Proxy Statement filed on Schedule 14/A on March 29, 2013, to the extent that payment of such compensation is consistent with the internal policies of Grifols.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

99.1	Press release dated August 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: August 28, 2013	By:	/s/ Nancy Pecota

Name: Nancy Pecota
Title: Vice President, Finance and Chief Financial Officer